UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 31, 2018

SCHNEIDER NATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-38054	39-1258315
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3101 South Packerland Drive
Green Bay, WI 54313
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (920) 592-2000
_____________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 31, 2018, the Board of Directors (the "Board") of Schneider National, Inc. (the "Company") increased the number of directors on the Board to ten and appointed James L. Welch as a director. The Board also appointed Mr. Welch to the audit committee of the Board, having determined that he meets the financial literacy and experience requirements of the New York Stock Exchange (the "NYSE") for service on that committee, and to the corporate governance committee of the Board.
Mr. Welch served as Chief Executive Officer of YRC Worldwide Inc. (NASDAQ: YRCW) from July 2011 to April 2018. YRC Worldwide Inc. is a $5 billion transportation company providing less-than-truckload transportation services throughout North America. Mr. Welch has been involved in the transportation industry for approximately 40 years. Mr. Welch has served as a member of the board of directors of SkyWest, Inc., a regional airline based in St. George, UT, since 2007 and is currently a member of the audit, governance and safety committees. Mr. Welch holds a Bachelor of Science degree from West Texas A&M University.
The Board has determined that Mr. Welch is an independent director under the NYSE’s listing standards and the Board’s categorical standards and that he meets the Securities and Exchange Commission’s independence requirements for service on the Company’s audit committee. There was no arrangement or understanding between Mr. Welch and any other persons pursuant to which Mr. Welch was selected as a director. As of the date of this Current Report on Form 8-K, neither Mr. Welch nor any of his immediate family members is a party, either directly or indirectly, to any transactions that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Welch will be eligible to participate in the compensation arrangements and programs established for the Company’s non-employee directors. The current arrangements and programs are described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2018. Mr. Welch will also be subject to the director indemnification provisions described in the prospectus.

ITEM 8.01.    Other Events.

On August 3, 2018, the Company issued a press release regarding the matters discussed in Item 5.02. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01.    Financial Statements and Exhibits.

(d)    Exhibits. The following exhibit is being furnished herewith:

Exhibit No.    Description of Exhibit
99.1        Press release dated August 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNEIDER NATIONAL, INC.

Date: August 3, 2018	By: /s/ Paul J. Kardish
Name: Paul J. Kardish
Title: General Counsel, Secretary and Executive Vice President

EXHIBIT INDEX

Exhibit No.        Description of Exhibit
99.1            Press release dated June 26, 2017